UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.             )

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Nexstar Broadcasting Group, Inc.

(Name of Registrant as Specified In Its Charter)

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PRELIMINARY COPY

NEXSTAR BROADCASTING GROUP, INC.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Nexstar Broadcasting Group, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Nexstar Broadcasting Group, Inc., a Delaware corporation (the “Company”), to notify stockholders of the actions taken by the Board of Directors of the Company by written consent dated January 24, 2013 and by the holders of a majority of the issued and outstanding voting securities of the Company by written consent dated February 13, 2013, adopting and approving resolutions to amend and restate the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Amended and Restated Certificate of Incorporation”). The primary changes to the Amended and Restated Certificate of Incorporation are:

(i)	establish a classified board of directors to be divided into three classes, each serving staggered, three-year terms;

(ii)	provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine;

(iii)	provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting of stockholders once ABRY, our principal stockholder, ceases to beneficially own shares representing at least a majority of the votes entitled to be cast by the then outstanding shares generally entitled to vote on the election of directors;

(iv)	specify that only the Chairman of the Board of Directors and a majority of the Board of Directors are permitted to call a special meeting of stockholders; and

(v)	provide that we can request certain information from stockholders, including specifically authorizing us to request certain citizenship, stock ownership and affiliation information from stockholders and proposed transferees if we have reason to believe that such stock ownership could result in, among other things, a violation of law, loss of permit, creation of an encumbrance on our assets, or a lawsuit against us and, in such case, refuse to permit the sale or transfer of shares and suspend voting rights or redeem the shares at fair market value.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of our voting securities, your vote or consent is not requested or required to approve these matters. This Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders. You do not need to do anything in response to this Notice and the Information Statement.

We are not asking you for a Proxy and you are requested not to send us a Proxy.

Sincerely,

/s/ Perry A. Sook
Perry A. Sook
Chairman of the Board of Directors, Chief Executive Officer and President

February 27, 2013

NEXSTAR BROADCASTING GROUP, INC.

5215 N. O’Connor Blvd., Suite 1400

Irving, Texas 75039

(972) 373-8800

INFORMATION STATEMENT

ABOUT THIS INFORMATION STATEMENT

Nexstar Broadcasting Group, Inc., a Delaware corporation, and its subsidiaries (“Nexstar,” the “Company”, “we”, “us”, or “our”), is sending you this Information Statement solely for purposes of informing our stockholders of record as of the close of business on February 26, 2013 (the “Record Date”) of actions taken by our stockholders by less than unanimous written consent in lieu of a special meeting of stockholders. No action is requested or required on your part. This Information Statement is available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=13194.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

Summary of the Corporate Actions

In recent months, our principal stockholder, ABRY, expressed its desire to reduce its ownership in the Company and has subsequently reduced its aggregate voting power from approximately 87.5%, as of September 25, 2012, to approximately 60.2%, as of February 12, 2013. In anticipation of the Company’s common stock being more widely held, our Board of Directors initiated a review of the Company’s organizational documents and corporate governance practices. Accordingly, our Board of Directors on January 24, 2013 adopted and approved resolutions to amend and restate the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Amended and Restated Certificate of Incorporation”). In addition, the holders of a majority of the Company’s issued and outstanding voting securities have adopted and approved, by written consent dated February 13, 2013, resolutions to amend and restate the Company’s Amended and Restated Certificate of Incorporation. The primary changes to the Amended and Restated Certificate of Incorporation are:

(i)	establish a classified board of directors to be divided into three classes, each serving staggered, three-year terms;

(ii)	provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine;

(iii)	provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting of stockholders once ABRY, our principal stockholder, ceases to beneficially own shares representing at least a majority of the votes entitled to be cast by the then outstanding shares generally entitled to vote on the election of directors;

(iv)	specify that only the Chairman of the Board of Directors and a majority of the Board of Directors are permitted to call a special meeting of stockholders; and

(v)	provide that we can request certain information from stockholders, including specifically authorizing us to request certain citizenship, stock ownership and affiliation information from stockholders and proposed transferees if we have reason to believe that such stock ownership could result in, among other things, a violation of law, loss of permit, creation of an encumbrance on our assets, or a lawsuit against us and, in such case, refuse to permit the sale or transfer of shares and suspend voting rights or redeem the shares at fair market value.

This Information Statement is first being mailed on or about                     , 2013 to the Company’s stockholders of record as of the Record Date. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the action taken by written consent will become effective no earlier than 20 calendar days after the date on which this Information Statement is sent or given to our stockholders.

Voting and Vote Required

The Company is not seeking consents, authorizations or proxies from you. Under the Delaware General Corporation Law (the “DGCL”), the Amended and Restated Certificate of Incorporation may be approved, without a meeting of stockholders, by a resolution of our Board of Directors, followed by the written consent of stockholders representing a majority of the voting power of our outstanding shares of common stock. As of the Record Date, the Company had 25,164,248 shares of Class A common stock, 4,252,471 shares of Class B common stock and no shares of Class C common stock outstanding and entitled to vote. Holders of our Class A common stock and our Class B common stock generally vote together as a single class on all matters submitted to a vote of our stockholders. The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to 10 votes per share. Holders of our Class C common stock have no voting rights. The written consent was executed by the holders of 4,315,384 shares of our Class B common stock representing a majority of the voting power of our common stock voting as a single class. Accordingly, the written consent was executed by stockholders holding sufficient voting power to approve the actions contemplated by the written consent and no further stockholder action is required.

Dissenters’ Rights of Appraisal

The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the actions described herein and receive an agreed or judicially appraised value for their shares of Class A common stock.

Notice Pursuant to the Company’s Amended and Restated By-laws and Delaware General Corporation Law

Pursuant to Section 2.07 of our Amended and Restated By-laws and Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 2.07 of our Amended and Restated By-laws and Section 228(e) of the DGCL.

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO

ESTABLISH A CLASSIFIED BOARD OF DIRECTORS

Background and Principal Reasons for the Classified Board Amendment

Our Board of Directors has unanimously approved and stockholders representing a majority of the voting power of our outstanding shares of common stock have approved an amendment to our Amended and Restated Certificate of Incorporation to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office. The initial Class I directors will consist of Lisbeth R. McNabb, Royce Yudkoff, Brent Stone and Michael Donovan, who will hold office initially for a term expiring at the 2013 annual meeting of stockholders. The initial Class II directors will consist of Erik Brooks, Tomer Yosef-Or and I. Martin Pompadur, who will hold office initially for a term expiring at the 2014 annual meeting of stockholders. The initial Class III directors will consist of Jay M. Grossman, Geoff Armstrong and Perry A. Sook, who will hold office initially for a term expiring at the 2015 annual meeting of stockholders. At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of three years. The text of the classified board amendment to our Amended and Restated Certificate of Incorporation is set forth in full in Article V, Section 5.01 in Annex A to this Information Statement, which is hereby incorporated by reference into this Information Statement by reference.

In recent months, our principal stockholder, ABRY, expressed its desire to reduce its ownership in the Company and has reduced its aggregate voting power from approximately 87.5%, as of September 25, 2012, to approximately 60.2%, as of February 12, 2013. In that regard, our Board of Directors initiated a review of the Company’s organizational documents. As part of that review, our Board of Directors was presented with various information.

We believe that establishing a classified board is in the best interests of the Company and its stockholders at this time. We believe that a classified board will be beneficial in maintaining a long-term strategy focus because directors do not have to be constantly focused on reelection. In addition, directors elected for three-year terms have the same fiduciary duties as, and are not any more insulated from responsibility to stockholders than, directors elected annually, and therefore are equally accountable to stockholders. Further, corporate governance requirements of The NASDAQ Stock Market and the Sarbanes-Oxley Act of 2002 impose responsibilities on directors. We have implemented policies and procedures focused on the quality of directors and the effective functioning and regular evaluation of the board, both as a whole and as individual members, and its committees. We believe that electing one-third of the Company’s directors each year will provide stockholders with an orderly manner in which to effect change and communicate their views on the performance of the Company and its directors.

A staggered board will also allow the Company to attract highly qualified directors who are willing to commit the time and resources necessary to understand the Company’s business, operations and strategy, thereby providing continuity and stability in decision making. While management has not experienced any material problems with such continuity in the past, it wishes to ensure that this situation will continue. We believe that directors who serve the Company for multiple years are well positioned to take a long-term perspective and make the decisions necessary to maximize stockholder value in the long-term, while being sensitive to short-term needs or objectives.

In addition, a classified board will enhance the ability of the board to obtain the best outcome for the Company’s stockholders in the event of an unsolicited takeover proposal by incentivizing the proponent for change to negotiate with the board and evaluate a variety of alternatives. The existence of a classified board does not prevent a person from acquiring control of the board. If all directors were elected at a single annual meeting, the short-term objectives of those proposing an alternative slate could deprive other stockholders from realizing long-term value the experienced and knowledgeable board was working to enhance. The classified board structure will also serve to prevent precipitous changes in corporate policies and strategies that were implemented by a board focused on improving the Company’s long-term value proposition.

Finally, we believe that a classified board is part of a carefully balanced governance structure that is specifically tailored to the responsibilities, needs and duties of the Company and is designed to protect and enhance financial results for the Company and its stockholders.

Effect of the Classified Board Amendment

The board classification amendment may extend the time required to effect an unsolicited change in control of the Board of Directors, which may discourage unsolicited takeover bids for the Company. Upon effectiveness of the board classification amendment, and assuming ABRY no longer beneficially owns a majority of our voting securities, it will take at least two annual meetings for a simple majority of outstanding shares to effect a change in control of the Board of Directors because only a minority of the directors will be elected at each meeting.

Without the ability to obtain control of our Board of Directors quickly, an unsolicited takeover bidder may be incapable of taking action necessary to remove other impediments to its acquisition of the Company, even if that takeover bidder were to acquire a majority of our outstanding shares of common stock. This situation may discourage unsolicited tender offers, perhaps including some tender offers that stockholders would conclude to be in their best interests if made. The board classification amendment will also cause it to take additional time for our stockholders to change the composition of our Board of Directors, even if our stockholders and management believe such a change would be desirable.

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO

PROVIDE A FORUM SELECTION PROVISION

Background and Principal Reasons for the Forum Selection Amendment

Our Board of Directors has unanimously approved and stockholders representing a majority of the voting power of our outstanding shares of common stock have approved an amendment to our Amended and Restated Certificate of Incorporation to provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain legal actions or proceedings against the Company. In particular, the forum selection amendment provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation or our amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. The text of the amendment to our Amended and Restated Certificate of Incorporation is set forth in full in Article XIII in Annex A to this Information Statement, which is hereby incorporated by reference into this Information Statement by reference.

Our Board of Directors believes that the forum selection amendment is in the best interests of the Company and its stockholders because it may help the Company to avoid numerous lawsuits in different jurisdictions regarding the same matter. The forum selection amendment does not restrict the ability of stockholders to bring claims against the Company nor does it seek to deprive stockholders of rights. Rather, it provides for claims relating to the relationships between and among the Company, its stockholders and its officers and directors—which are matters governed by Delaware law—to be decided by the Delaware Court of Chancery. The Court of Chancery is a specialized court, which primarily hears cases involving Delaware corporate law and is thus uniquely qualified to decide matters of Delaware law involving Delaware companies. In addition, the Court of Chancery has earned a reputation for the quality and impartiality of its judges, promptly resolving complex corporate law claims and dismissing frivolous claims.

Without the forum selection amendment, certain legal actions and proceedings would be determined pursuant to applicable conflicts of law principles, the DGCL and any existing contractual arrangements. In addition, the Company would be exposed to the possibility of having to litigate multiple claims arising out of the same facts in different states, which would significantly increase the Company’s expenses, divert management attention and could result in differing interpretations of Delaware law.

We have joined several leading Delaware companies in adopting a Delaware forum selection provision. Our Board of Directors believes that the Delaware courts are best suited to address disputes involving the actions or proceedings governed by the forum selection amendment because the Company is incorporated in Delaware and the Delaware courts have a reputation for expertise in corporate law matters. Our Board of Directors also believes that providing for Delaware as the exclusive forum for the types of disputes listed above is in the best interests of the Company and its stockholders. The amendment, however, still retains the Company’s ability to consent to alternative forums on a case-by-case basis where the interests of the Company and its stockholders are best served by permitting such a dispute.

Effect of the Forum Selection Amendment

The forum selection amendment may provide for the orderly, efficient and cost-effective resolution of Delaware-law issues affecting the Company by designating the courts located in the State of Delaware (the Company’s state of incorporation) as the exclusive forum for cases involving such issues. By organizing litigation activity involving Delaware law in one logical venue, this should result in reduced litigation costs, less diversion of management attention and more consistent rulings affecting the Company if the Company is ever exposed to the possibility of having to litigate multiple claims arising out of the same facts in different states. Our Board of Directors believes that the forum selection amendment is in the best interests of the Company and its stockholders because it would appropriately address many of these unnecessary risks.

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO ELIMINATE STOCKHOLDER ACTION BY WRITTEN CONSENT IN LIEU OF

STOCKHOLDER MEETING

Background and Principal Reasons for the Stockholder Action by Written Consent Amendment

Our Board of Directors has unanimously approved and stockholders representing a majority of the voting power of our outstanding shares of common stock have approved an amendment to our Amended and Restated Certificate of Incorporation to eliminate stockholder action by written consent in lieu of a meeting of stockholders once ABRY, our principal stockholder, ceases to beneficially own shares representing at least a majority of the votes entitled to be cast by the then outstanding shares generally entitled to vote on the election of directors. The text of the amendment to our Amended and Restated Certificate of Incorporation is set forth in full in Article VIII, Section 8.01(a) in Annex A to this Information Statement, which is hereby incorporated by reference into this Information Statement by reference.

Our Board of Directors believes that the stockholder action by written consent amendment is in the best interests of the Company and its stockholders because it could be detrimental to stockholders, as well as management and our Board of Directors in their ability to ensure the orderly and efficient conduct of our corporate affairs. Since our initial public offering in 2003, we have been controlled by ABRY, our principal stockholder; accordingly, our amended and restated bylaws has permitted action by written consent to protect ABRY’s investment in the Company. We believe that once ABRY ceases to beneficially own shares representing at least a majority of the votes entitled to be cast by the then outstanding shares generally entitled to vote on the election of directors permitting stockholder action by written consent may be detrimental to stockholders and is not necessary to protect stockholder interests in light of other corporate governance practices. A corresponding amendment to our amended and restated bylaws has been approved by our Board of Directors and has become effective.

In the context of a widely-held stockholder base, stockholder action by written consent compromises stockholder democracy, circumvents advantages provided by stockholder meetings and wastes Company resources. In addition, stockholder action by written consent creates the potential for uninformed action, potentially disables the Company from pursuing superior alternatives in the face of an unsolicited takeover and potentially creates stockholder confusion. Actions by written consent can be taken without notice to stockholders and without the opportunity for stockholders or management to comment on and debate the merits of a particular action. This possible disenfranchisement of stockholders would run counter to our objective of good corporate governance. Further, we believe that appropriate procedures must be in place to make stockholders aware of a pending consent solicitation; otherwise, we would be vulnerable to unannounced corporate change, without disclosure of the interests of all parties involved. For example, permitting stockholder action by written consent could permit a group of stockholders to remove and replace our sitting Board of Directors without notice to the Company and without making publicly available information to all stockholders regarding the consent solicitation. Further, without procedural safeguards, different groups of stockholders could solicit conflicting or duplicative consents on the same topic resulting in inconsistencies and confusion as to which action(s) are effective. This potentially chaotic process upsets the ability of management and our Board of Directors to ensure the orderly and efficient conduct of our corporate affairs. Finally, and most importantly, we believe the ability to act almost immediately, and in secrecy, when combined with a hostile bid for the Company, could dissuade third parties who might be willing to offer more to undertake the process and expense required to compete in an effort to maximize stockholder value.

Effect of the Stockholder Action by Written Consent Amendment

The stockholder action by written consent amendment will enable the Company to conduct its corporate affairs in an orderly and efficient manner by providing for an organized and informed debate on the merits of a proposed stockholder action. Our Board of Directors believes that the stockholder action by written consent amendment is in the best interests of the Company and its stockholders because it could be detrimental to stockholders, as well as management and our Board of Directors in their ability to ensure the orderly and efficient conduct of our corporate affairs.

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO

PROVIDE FOR WHO MAY CALL SPECIAL MEETINGS OF STOCKHOLDERS

Background and Principal Reasons for the Special Meeting of Stockholders Amendment

Our Board of Directors has unanimously approved and stockholders representing a majority of the voting power of our outstanding shares of common stock have approved an amendment to our Amended and Restated Certificate of Incorporation to provide that only the Board of Directors or the Chairman of the Board of Directors may call a special meeting of stockholders. The text of the amendment to our Amended and Restated Certificate of Incorporation is set forth in full in Article VIII, Section 8.01(b) in Annex A to this Information Statement, which is hereby incorporated by reference into this Information Statement by reference.

Our Board of Directors believes that the special meeting of stockholders amendment is in the best interests of the Company and its stockholders because it would allow management and our Board of Directors to conduct our corporate affairs in an orderly and efficient manner. Organizing and preparing for a special meeting of stockholders involves a significant management commitment of time and focus and imposes substantial legal, administrative and distribution costs on the Company. In light of the cost and disruption associated with special meetings, we believe that they should only be held in relation to extraordinary events that are important to a broad group of our stockholders. We believe that this provision attains the proper balance between the needs of the Company to hear from stockholders when critical issues should be addressed on an expedited basis and the interests of all of stockholders to avoid the cost and disruption associated with such meetings.

Effect of the Special Meeting of Stockholders Amendment

The special meeting of stockholders amendment will enable the Company to conduct its corporate affairs in an orderly and efficient manner by providing that a special meeting of stockholders can be called by our Board of Directors or the chairman of our Board of Directors when critical issues should be addressed on an expedited basis that relate to the interests of all of stockholders. Our Board of Directors believes that the special meeting of stockholders amendment is in the best interests of the Company and its stockholders because it would allow management and our Board of Directors to orderly and efficiently conduct our corporate affairs.

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO PROVIDE PROVISIONS REGARDING COMPLIANCE WITH CERTAIN REGULATORY

MATTERS

Background and Principal Reasons for the Regulatory Matters Amendment

Our Board of Directors has unanimously approved and stockholders representing a majority of the voting power of our outstanding shares of common stock have approved an amendment to our Amended and Restated Certificate of Incorporation to provide that we can request certain information from stockholders, including specifically authorizing us to request certain citizenship, stock ownership and affiliation information from stockholders and proposed transferees if we have reason to believe that such stock ownership could result in, among other things, a violation of law, loss of permit, creation of an encumbrance on our assets, or a lawsuit against us and, in such case, refuse to permit the sale or transfer of shares and suspend voting rights or redeem the shares at fair market value. The text of the amendment to our Amended and Restated Certificate of Incorporation is set forth in full in Article X in Annex A to this Information Statement, which is hereby incorporated by reference into this Information Statement by reference.

Our Board of Directors believes that the regulatory matters amendment is in the best interests of the Company and its stockholders in order to protect the Company’s existing regulatory licenses and permits and ensure compliance with applicable law and regulation, including the Federal Communications Commission’s (“FCC”) regulations and policies and the Communications Act of 1934, as amended (the “Communications Act”), that govern the business operations of television broadcast stations. For example, the Communications Act limits the extent of non-U.S. ownership of companies that own U.S. broadcast stations. Under this restriction, a U.S. broadcast company, such as ours, may have no more than 20% (in the case of a licensed entity) or 25% (in the case of a parent company) non-U.S. ownership (by vote and by equity). In order to ensure compliance with these provisions and to protect the Company, we believe it is necessary to allow us to request certain information from stockholders if we have reason to believe that such stock ownership could result in, among other things, a violation of law, loss of permit, creation of an encumbrance on our assets, or a lawsuit against us and, in such case, refuse to permit the sale or transfer of shares and suspend voting rights or redeem the shares at fair market value. The loss of the Company’s existing regulatory licenses and permits or the imposition of legal proceedings or administrative actions by or on behalf of the FCC could materially affect the Company and would be detrimental to stockholders.

Effect of the Regulatory Matters Amendment

The regulatory matters amendment will enable us to request certain information from stockholders if we have reason to believe that such stock ownership could result in, among other things, a violation of law, loss of permit, creation of an encumbrance on our assets, or a lawsuit against us and, in such case, refuse to permit the sale or transfer of shares and suspend voting rights or redeem the shares at fair market value. These provisions will serve to protect the Company’s existing regulatory licenses and permits and ensure compliance with applicable law and regulation, including FCC regulations and policies and the Communications Act. Our Board of Directors believes that the regulatory matters amendment is in the best interests of the Company and its stockholders because it would allow management and our Board of Directors to orderly and efficiently manage the Company’s corporate affairs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our shares of Class A common stock and Class B common stock as of February 15, 2013 by (i) those persons known to us to be the beneficial owners of more than five percent of our outstanding shares of common stock, (ii) each of our directors, (iii) our named executive officers and (iv) all of our directors and executive officers as a group. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of April 16, 2013 (60 days after February 15, 2013) through the exercise of any stock option or other right. This information has been furnished by the persons named in the table below or in filings made with the Securities and Exchange Commission (the “SEC”). Where the number of shares set forth below includes shares beneficially owned by spouses and minor children, the named persons disclaim any beneficial interest in the shares so included. Unless otherwise indicated, a person’s address is c/o Nexstar Broadcasting Group, Inc., 5215 N. O’Connor Blvd., Suite 1400, Irving, TX 75039.

	Class A Common Stock			Class B Common Stock		Percent of Total
Name of Beneficial Owner	Direct Ownership	Vested Options	Percent	Direct Ownership	Percent	Economic Interest	Voting Power
Beneficial Owners of More Than 5%:
ABRY(1)	—	—	—	3,865,384	90.9%	13.1%	57.1%
FMR Corp.(2)	1,950,200	—	7.7%	—	—	6.6%	2.9%
Silver Point Capital, L.P.(3)	1,566,000	—	6.2%	—	—	5.3%	2.3%
North Run Capital, LP(4)	1,500,000	—	6.0%	—	—	5.1%	2.2%
Current Directors:
Royce Yudkoff(5)(6)	—	—	—	3,865,384	90.9%	13.1%	57.1%
Perry A. Sook(7)	538,869	1,500,000	7.6%	387,087	9.1%	7.8%	8.5%
Erik Brooks(6)	27,992	—	0.1%	—	—	0.1%	—
Jay M. Grossman(6)	100,000	—	0.4%	—	—	0.3%	0.1%
Brent Stone(6)	—	—	—	—	—	—	—
Tomer Yosef-Or(6)	—	—	—	—	—	—	—
Geoff Armstrong	—	53,000	0.2%	—	—	0.2%	0.1%
Michael Donovan	6,700	53,000	0.2%	—	—	0.2%	0.1%
I. Martin Pompadur	3,730	53,000	0.2%	—	—	0.2%	0.1%
Lisbeth McNabb	—	23,000	0.1%	—	—	0.1%	—
Current Named Executive Officers:
Thomas E. Carter	64,947	60,000	0.5%	—	—	0.4%	0.2%
Timothy C. Busch	55,214	190,000	1.0%	—	—	0.8%	0.4%
Brian Jones	10,500	186,000	0.8%	—	—	0.7%	0.3%
Richard Rogala	—	12,000	—	—	—	—	—
All current directors and executive officers as a group (20 persons)	838,437	2,261,000	11.3%	4,252,471	100.0%	23.2%	65.2%

(1)

Represents 1,672,963 shares of Class B Common Stock owned by ABRY Broadcast Partners II, L.P.; and 2,192,421 shares of Class B Common Stock owned by ABRY Broadcast Partners III, L.P., which are affiliates of ABRY Broadcast Partners, LLC. The address of ABRY is 111 Huntington Avenue, 29th Floor, Boston, Massachusetts 02199.

(2)	The number of shares is derived from the Schedule 13G filed with the SEC on February 17, 2009. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02199.
(3)	The number of shares is derived from the Schedule 13G filed with the SEC on February 10, 2013. The address of Silver Point Capital L.P. is Two Greenwich Plaza, Greenwich, Connecticut 06830.
(4)	The number of shares is derived from the Schedule 13G filed with the SEC on February 14, 2013. The address of North Run Capital, LP is One International Place, Suite 2401, Boston, Massachusetts 02110.

(5)	Mr. Yudkoff is the sole trustee of ABRY Holdings III, Co., which is the sole member of ABRY Holdings III, LLC, which is the sole general partner of ABRY Equity Investors, L.P., the sole general partner of ABRY Broadcast Partners III, L.P. Mr. Yudkoff is also the trustee of ABRY Holdings Co., which is the sole member of ABRY Holdings, LLC, which is the sole general partner of ABRY Capital, L.P., which is the sole general partner of ABRY Broadcast Partners II, L.P.
(6)	The address of Mr. Yudkoff, Mr. Brooks, Mr. Grossman, Mr. Stone and Mr. Yosef-Or is the address of ABRY.
(7)	Represents shares owned by PS Sook Ltd., of which Mr. Sook and his spouse are the beneficial owners.

OTHER INFORMATION

Annual Report on Form 10-K and Additional Information

The Company is subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act, the Company files reports, documents and other information with the SEC. These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet website that contains periodic and other reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

The Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q can be accessed through the SEC website or are available from the Company, without charge, by first-class mail or other equally prompt means of delivery within one business day of the Company’s receipt of a written or oral request directed to us at Secretary, Nexstar Broadcasting Group, Inc., 5215 N. O’Connor Blvd., Suite 1400, Irving, Texas 75039.

Other Business

The Board of Directors knows of no other matters other than those described in this Information Statement that have been approved or considered by the holders of a majority of the shares of our common stock.

Stockholders Sharing an Address

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement by contacting the Company at: Nexstar Broadcasting Group, Inc., 5215 N. O’Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Tom Carter, Chief Financial Officer or by calling (972) 373-8800. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.

By Order of the Board of Directors,

/s/ Elizabeth Ryder

Elizabeth Ryder
Secretary

February 27, 2013

ANNEX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NEXSTAR BROADCASTING GROUP, INC.

Article I

The name of the corporation (hereinafter the “Corporation”) is Nexstar Broadcasting Group, Inc.

Article II

The address of the Corporation’s registered office is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, in the state of Delaware. The name of its registered agent at such address is Corporation Service Company.

Article III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation is to have perpetual existence.

Article IV

SECTION 4.01. Authorized Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue is 125,200,000 shares, consisting of:

(a) 200,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”);

(b) 100,000,000 shares of Class A Common Stock, par value $0.01 per share (“Class A Common”);

(c) 20,000,000 shares of Class B Common Stock, par value $0.01 per share (“Class B Common”); and

(d) 5,000,000 shares of Class C Common Stock, par value $0.01 per share (“Class C Common” and, together with the Class A Common, and Class B Common, the “Common Stock”).

The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of Preferred Stock or Common Stock voting separately as a class shall be required therefor. The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in this Certificate of Incorporation are defined in Article XII.

SECTION 4.02. Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights or privileges, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The voting powers, preferences and relative, participating, optional and other special rights and privileges of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

SECTION 4.03. Voting Rights.

(a) Except as otherwise required by law or this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock), all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Class A Common and Class B Common. On all matters voted upon by the stockholders of the Corporation, the holders of the Class A Common and the Class B Common will vote together as a single class. Each holder of Class A Common shall have one vote for each share held by such holder and each holder of Class B Common shall have ten votes for each share held by such holder. Notwithstanding any other provision of this Certificate of Incorporation: (i) holders of Class A Common, as such, shall not be eligible to vote on any alteration or change in the powers, preferences, or special rights of the Class B Common that would not adversely affect the rights of Class A Common; (ii) holders of Class B Common, as such, shall not be eligible to vote on any alteration or change in the powers, preferences or special rights of Class A Common that would not adversely affect the rights of Class B Common; and (iii) holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) The holders of Class C Common shall have no voting rights.

(c) Except as otherwise required by law or this Certificate of Incorporation, holders of a series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto pursuant to this Article IV (including any Certificate of Designation relating to such series).

SECTION 4.04. Dividends. Subject to the preferential rights of the Preferred Stock, if any, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of the Corporation’s capital stock. Dividends consisting of shares of Common Stock may be paid only as follows: (i) shares of Class A Common may be paid only to holders of Class A Common, shares of Class B Common may be paid only to holders of Class B Common and shares of Class C Common may be paid only to holders of Class C Common; and (ii) shares shall be paid proportionally with respect to each outstanding share of Class A Common, Class B Common and Class C Common.

SECTION 4.05. Dissolution, Liquidation or Winding Up. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

SECTION 4.06. Conversion Rights.

(a) Optional Conversion of Class B Common or Class C Common. At any time or from time to time, any holder of shares of Class B Common or Class C Common may convert all or any portion of the shares of Class B Common or Class C Common held by such holder into an equal number of shares of Class A Common.

(b) Mandatory Conversion of Class B Common. All the shares of Class B Common will be automatically converted into an equal number of shares of Class A Common (x) if the Class B Common represents less than 10% of the total common stock of the Company outstanding or (y) upon the transfer of the Class B Common to anyone other than ABRY or an Affiliate of ABRY or Perry A. Sook.

SECTION 4.07. Preemptive Rights. No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

Article V

SECTION 5.01. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The number of the directors of the Corporation shall be fixed from time to time by the Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock voting separately pursuant to the provisions of this Certificate of Incorporation (including any Certificate of Designation relating to such series of Preferred Stock), shall be elected by the stockholders entitled to vote thereon at each annual meeting of the stockholders. The directors shall be divided into three classes designated Class I, Class II and Class III (each, a “Class”). Each Class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board. The term of office of the initial Class I directors shall expire at the annual meeting next ensuing the filing of this Certificate of Incorporation; the term of office of the initial Class II directors shall expire at the second ensuing annual meeting; and the term of office of the initial Class III directors shall expire at the third ensuing annual meeting. The initial Class I director shall be Lisbeth R. McNabb, Royce Yudkoff, Brent Stone and Michael Donovan; the initial Class II directors will be Erik Brooks, Tomer Yosef-Or and I. Martin Pompadur, and the initial Class III directors shall be Jay M. Grossman, Geoff Armstrong and Perry A. Sook. Beginning with the first annual meeting following the effectiveness of this Section 5.01, directors to replace those of a Class whose terms expire at such annual meeting shall be chosen to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be so apportioned by the Board among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional director of any Class elected to fill a vacancy resulting from an increase in such Class shall hold office for a term that shall coincide with the remaining term of that Class, but in no case will a decrease in the number of directors constituting the Board shorten the term of any incumbent director. The election of directors need not be by written ballot.

SECTION 5.02. Filling of Newly Created Directorships and Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock (including any Certificate of Designation relating to such series of Preferred Stock), newly created directorships resulting from any increase in the number of directors and vacancies on the Board resulting from death, resignation, removal or other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence of this Section 5.02 shall hold office for a term that shall coincide with the remaining term of the class such director is elected to and until such director’s successor shall have been duly elected and qualified.

SECTION 5.03. Qualifications of Directors. There shall be no limitation on the qualifications of any person to be a director or on the ability of any director to vote on any matter brought before the Board, except (a) as required by applicable law, (b) as set forth in this Certificate of Incorporation or (c) as set forth in the Bylaws of the Corporation.

SECTION 5.04. Removal of Directors. Any director or the entire Board may only be removed for cause, such removal to require the affirmative vote of shares representing at least a majority of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation. “Cause” for removal of a director shall be deemed to exist only if: (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been found by the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board called for that purpose, or by a court of competent jurisdiction, to have been guilty of willful misconduct in the performance of such director’s duties to the Corporation in a matter of substantial importance to the Corporation; or (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects such director’s ability to perform his or her obligations as a director of the Corporation; provided, however, that in the event that the Board makes a determination that removal is in the best interests of the Corporation, the foregoing definition shall not apply and “cause” will be determined by the Board. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock voting separately are entitled to elect directors of the Corporation pursuant to the provisions of this Certificate of Incorporation (including any Certificate of Designation relating to such series of Preferred Stock), any such director of the Corporation so elected may be removed in accordance with this Certificate of Incorporation.

Article VI

SECTION 6.01. Bylaws. In furtherance of the powers conferred upon it by law, the Board is expressly authorized to adopt, repeal, alter or amend the Bylaws of the Corporation by a vote of a majority of the entire Board or such greater vote as shall be specified in the Bylaws.

Article VII

SECTION 7.01. Limitation of Liability.

(a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation’s Bylaws, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

(b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to any act, omission or other matter occurring prior to such repeal or modification.

SECTION 7.02. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any Proceeding by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 7.03 with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 7.02 shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such Proceeding in advance of its final disposition (an “Advance of Expenses”); provided, however, that, if and to the extent that the DGCL requires, an Advance of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such

Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 7.02 or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

SECTION 7.03. Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or Advance of Expenses under Section 7.02 shall be made promptly, and in any event within 45 days (or, in the case of an Advance of Expenses, 20 days), upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VII is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or Advance of Expenses, in whole or in part, or if payment in full pursuant to such request is not made within 45 days (or, in the case of an Advance of Expenses, 20 days), the right to indemnification or advances as granted by this Article VII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the Advance of Expenses where the Undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 7.02 shall be the same procedure set forth in this Section 7.03 for directors or officers, unless otherwise set forth in the action of the Board providing indemnification for such employee or agent.

SECTION 7.04. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

SECTION 7.05. Service for Subsidiaries. Any person serving as a director, officer, employee or agent of a Subsidiary shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

SECTION 7.06. Reliance. Persons who after the date of the adoption of this provision become or remain Directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a Subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, Advance of Expenses and other rights contained in this Article VII in entering into or continuing such service. The rights to indemnification and to the Advance of Expenses conferred in this Article VII shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

SECTION 7.07. Non-Exclusivity of Rights. The rights to indemnification and to the Advance of Expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 7.08. Merger or Consolidation. For purposes of this Article VII, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

Article VIII

SECTION 8.01. Action by Written Consent; Special Meetings.

(a) Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of the stockholders of the Corporation. For so long as ABRY and its Affiliates beneficially owns shares of the Common Stock representing greater than 50% of the total voting power of the outstanding shares generally entitled to vote for the election of directors, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be taken, are signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action, and are delivered to the Corporation by delivery to the Secretary or his or her representative at the principal executive offices of the Corporation. Effective upon the date on which ABRY and its Affiliates ceases to beneficially own shares representing at least a majority of the votes entitled to be cast by the then outstanding shares of the Corporation generally entitled to vote on the election of the directors of the Corporation, no action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

(b) Except as otherwise required by law and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation may be called at any time only by (i) the Board or (ii) the Chairman of the Board, and may not be called by the stockholders.

Article IX

SECTION 9.01. DGCL Section 203. The Corporation hereby expressly elects to be governed by the provisions of Section 203 of the DGCL, and the restrictions and limitations set forth therein. Notwithstanding the terms of Section 203 of the Delaware General Corporation Law, ABRY and its Affiliates shall not be deemed at any time and without regard to the percentage of voting stock of the Corporation owned by ABRY and its Affiliates to be an “interested stockholder” as such term is defined in Section 203(b)(5) of the Delaware General Corporation Law.

Article X

SECTION 10.01. Requests for Information. If the Corporation has reason to believe that the Ownership, or proposed Ownership, of shares of capital stock of the Corporation by any stockholder, other Owner or Proposed Transferee could, either by itself or when taken together with the Ownership of any shares of capital stock of the

Corporation by any other Person, result in any Violation, such stockholder, other Owner or Proposed Transferee, upon request of the Corporation, shall promptly furnish to the Corporation such information (including information with respect to citizenship, other Ownership interests and affiliations) as the Corporation may reasonably request to determine whether the Ownership of, or the exercise of any rights with respect to, shares of capital stock of the Corporation by such stockholder, other Owner or Proposed Transferee could result in any Violation.

SECTION 10.02. Rights of the Corporation. If (a) any stockholder, other Owner or Proposed Transferee from whom information is requested should fail to respond to such request pursuant to Section 10.01 within the period of time (including any applicable extension thereof) determined by the Board, or (b) whether or not any stockholder, other Owner or Proposed Transferee timely responds to any request for information pursuant to Section 10.01, the Board shall conclude that effecting, permitting or honoring any Transfer or the Ownership of any shares of capital stock of the Corporation, by any such stockholder, other Owner or Proposed Transferee, could result in any Violation, or that it is in the interest of the Corporation to prevent or cure any such Violation or any situation which could result in any such Violation, or mitigate the effects of any such Violation or any situation that could result in any such Violation, then the Corporation may: (1) refuse to permit any Transfer of record of shares of capital stock of the Corporation that involves a Transfer of such shares to, or Ownership of such shares by, any Disqualified Person; (ii) refuse to honor any such Transfer of record effected or purported to have been effected, and in such case any such Transfer of record shall be deemed to have been void ab initio; (iii) suspend those rights of stock ownership the exercise of which could result in any Violation; (iv) redeem such shares in accordance with Section 10.03; and/or (v) take all such other action as the Board may deem necessary or advisable in furtherance of the provisions of this Article X, including exercising any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any Disqualified Person. Any such refusal of Transfer or suspension of rights pursuant to subclauses (i), (ii) and (iii) respectively, of the immediately preceding sentence shall remain in effect until the requested information has been received and the Board has determined that such Transfer, or the exercise of any such suspended rights, as the case may be, would not constitute a Violation.

SECTION 10.03. Redemption by the Corporation. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, but subject to the provisions of any resolution or resolutions of the Board adopted pursuant to Article IV creating any series of Preferred Stock, outstanding shares of Common Stock or Preferred Stock shall always be subject to redemption by the Corporation, by action of the Board, if in the judgment of the Board such action should be taken with respect to any shares of capital stock of the Corporation of which any Disqualified Person is the stockholder, other Owner or Proposed Transferee. The terms and conditions of such redemption shall be as follows:

(a) the redemption price of the shares to be redeemed pursuant to this Section 10.03 shall be equal to the Fair Market Value of such shares;

(b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

(c) if less than all such shares are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board;

(d) at least 30 days’ written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder); provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

(e) from and after the Redemption Date, any and all rights of whatever nature in respect of the shares selected for redemption (including any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and the record holders of such shares shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

(f) such other terms and conditions as the Board shall determine.

SECTION 10.04. Legends. The Corporation shall, to the extent required by law, note on the certificates of its capital stock that the shares represented by such certificates are subject to the restrictions set forth in this Article X.

SECTION 10.06. Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article X.

Article XI

SECTION 11.01. Certain Acknowledgments. In recognition and anticipation that (a) the directors, officers and/or employees of ABRY may serve as directors and/or officers of the Corporation, (b) ABRY and Affiliated Companies thereof engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (c) that the Corporation and Affiliated Companies thereof will engage in material business transactions with ABRY and Affiliated Companies thereof and that the Corporation is expected to benefit therefrom, the provisions of this Article XI are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve ABRY or Affiliated Companies and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

SECTION 11.02. Competition and Corporate Opportunities. Neither of ABRY or any of its Affiliated Companies shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its Affiliated Companies, and neither ABRY nor any officer or director thereof (except as provided in Section 11.03 below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of any such activities of ABRY or any of its Affiliated Companies. In the event that ABRY or any of its Affiliated Companies acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and the Corporation or any of its Affiliated Companies, neither of ABRY or any of its Affiliated Companies shall have any duty to communicate or offer such corporate opportunity to the Corporation or any of its Affiliated Companies and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation solely by reason of the fact that ABRY or any of its Affiliated Companies pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

SECTION 11.03. Allocation of Corporate Opportunities. In the event that a director or officer of the Corporation who is also a director or officer of ABRY acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation or any of its Affiliated Companies and ABRY or any of its Affiliated Companies, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

(a) A corporate opportunity offered to any person who is a director or officer of the Corporation, and who is also a director or officer of ABRY, shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Corporation.

(b) Otherwise, such corporate opportunity shall belong to ABRY.

SECTION 11.04. Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article XI, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not permitted to undertake under the terms of Article III or that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, front its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

SECTION 11.06. Agreements and Transactions with ABRY. In the event that ABRY or any of its Affiliated Companies enters into an agreement or transaction with the Corporation or any of its Affiliated Companies, a director or officer of the Corporation who is also a director or officer of ABRY shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such agreement or transaction, if:

(a) The agreement or transaction was approved, after being made aware of the material facts of the relationship between each of the Corporation or an Affiliated Company thereof and ABRY or an Affiliated Company thereof and the material terms and facts of the agreement or transaction, by (i) an affirmative vote of a majority of the members of the Board of Directors of the Corporation who are not persons or entities with a material financial interest in the agreement or transaction (“Interested Persons”), (ii) an affirmative vote of a majority of the members of a committee of the Board consisting of members who are not Interested Persons or (iii) one or more of the Corporation’s officers or employees who are not Interested Persons and who were authorized by the Board or a committee thereof in the manner set forth in (i) and (ii) above;

(b) The agreement or transaction was fair to the Corporation at the time the agreement or transaction was entered into by the Corporation; or

(c) The agreement or transaction was approved by an affirmative vote of a majority of the shares of the Corporation’s Common Stock entitled to vote, excluding ABRY, any Affiliated Company or Interested Person.

SECTION 11.07. Termination. The provisions of this Article XI shall have no further force or effect for ABRY at such time as ABRY and any company controlling, controlled by or under common control with ABRY shall first cease to be the owner, in the aggregate, of Common Stock representing 5% or more of the votes entitled to be cast by the holders of all the then outstanding shares of Common Stock; provided, however, that such termination shall not terminate the effect of such provisions with respect to (i) any agreement between the Corporation or an Affiliated Company thereof and ABRY or an Affiliated Company thereof that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time, or (ii) any transaction or agreement entered into between the Corporation or an Affiliated Company thereof and ABRY or an Affiliated Company thereof.

SECTION 11.09. Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article XI.

Article XII

SECTION 12.01. Definitions. For purposes of this Article X, the following terms shall have the respective meanings specified herein:

(a) “ABRY” means ABRY Broadcast Partners II, L.P. and ABRY Broadcast Partners III, L.P.

(b) “Affiliate” means, with respect to any Person, any other Person, entity or investment fund controlling, controlled by or under common control with such Person and, in the case of a Person which is a partnership, any partner of such Person.

(c) “Affiliated Company” means, in respect of ABRY, any company which is controlled by ABRY (other than the Corporation and any company that is controlled by the Corporation) and, in respect of the Corporation, shall mean any company controlled by the Corporation.

(d) “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule, and shall also include (to the extent not provided for in Rule 13d-3) (i) the possession of any direct or indirect interest in any Encumbrance with respect to any security, and (ii) the possession or exercise, directly or indirectly, of any rights of a security holder with respect to any security.

(e) “Closing Price” shall mean, with respect to a share of the Corporation’s capital stock of any class or series on any day, the reported last sales price regular way or, in case no such sale takes place, the average of the reported closing bid and asked prices regular way on the New York Stock Exchange Composite Tape, or, if stock of the class or series in question is not quoted on such Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States registered securities exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on The Nasdaq Stock Market or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith;

(f) “Contract” shall mean any note, bond, mortgage, indenture, lease, order, contract, commitment, agreement, arrangement or instrument, written or otherwise.

(g) “Disqualified Person” shall mean any stockholder, other Owner or Proposed Transferee as to which clause (a) or (b) of Section 10.02 is applicable.

(h) “Encumbrance” shall mean any security interest, pledge, mortgage, lien, charge, option, warrant, right of first refusal, license, easement, adverse claim of Ownership or use, or other encumbrance of any kind.

(i) “Fair Market Value” shall mean, with respect to a share of the Corporation’s capital stock of any class or series, the average (unweighted) Closing Price for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to Section 10.03; provided that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, “Fair Market Value” shall be determined by the Board in good faith; and provided, further, that “Fair Market Value” as to any Disqualified Person that has purchased its stock within 120 days of a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by such Disqualified Person.

(j) “Governmental Body” shall mean any government or governmental, judicial, legislative, executive, administrative or regulatory authority of the United States, or of any State, local or foreign government or any political subdivision, agency, commission, office, authority, or bureaucracy of any of the foregoing, including any court or arbitrator (public or private), whether now or hereinafter in existence.

(k) “Law” shall mean any law (including common law), statute, code, ordinance, rule, regulation, standard, requirement, guideline, policy or criterion, including any interpretation thereof, of or applicable to any Governmental Body, whether now or hereinafter in existence.

(l) “Legal Requirement” shall mean any Order, Law or Permit, or any binding Contract with any Governmental Body.

(m) “Order” shall mean any judgment, ruling, order, writ, injunction, decree, decision, determination or award of any Governmental Body.

(n) “Ownership” shall mean, with respect to any shares of capital stock of the Corporation, direct or indirect record ownership or Beneficial Ownership. The term “Owner” shall mean any Person that has or exercises Ownership with respect to any shares of capital stock of the Corporation.

(o) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Body or any department, agency or political subdivision thereof.

(p) “Permit” shall mean any permit, authorization, consent, approval, registration, franchise, Order, waiver, variance or license issued or granted by any Governmental Body.

(q) “Proceeding” shall mean any Order, action, claim, citation, complaint, inspection, litigation, notice, arbitration or other proceeding of or before any Governmental Body.

(r) “Proposed Transferee” shall mean any person presenting any shares of capital stock of the Corporation for Transfer into such Person’s name or that otherwise is or purports to be a Transferee with respect to any shares of capital stock of the Corporation.

(s) “Redemption Date” shall mean the date fixed by the Board for the redemption of any shares of stock of the Corporation pursuant to this Article X.

(t) “Redemption Securities” shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation or other entity, or any combination thereof, having such terms and conditions as shall be approved by the Board and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to Section 10.03, at least equal to the Fair Market Value of the shares to be redeemed pursuant to this Article X (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

(u) “Subsidiary” shall mean any corporation, limited liability company, partnership or other entity in which a majority in voting power of the shares or equity interests entitled to vote generally in the election of directors (or equivalent management board) is owned, directly or indirectly, by the Corporation.

(v) “Transfer” shall mean, with respect to any shares of capital stock of the Corporation, any direct or indirect issuance, sale, gift, assignment, devise or other transfer or disposition of Ownership of such shares, whether voluntary or involuntary, and whether by merger or other operation of law, as well as any other event or transaction (including, without limitation, the making of, or entering into, any Contract, including any proxy or nominee agreement) that results or would result in the Ownership of such shares by a Person that did not possess such rights prior to such event or transaction. Without limitation as to the foregoing, the term “Transfer” shall include any of the following that results or would result in a change in Ownership: (i) a change in the capital structure of the Corporation; (ii) a change in the relationship between two or more Persons; (iii) the making of, or entering into, any Contract, including any proxy or nominee agreement; (iv) any exercise or disposition of any option or warrant, or any event that causes any option or warrant not theretofore exercisable to become exercisable; (v) any disposition of any securities or rights convertible into or exercisable or exchangeable for such shares or any exercise of any such conversion, exercise or exchange right; and (vi) Transfers of interests in other entities. The term “Transferee” shall mean any Person that becomes an Owner of any shares of capital stock of the Corporation as a result of a Transfer.

(w) “Violation” shall mean (i) any violation of, or any inconsistency with, any Legal Requirement applicable to the Corporation or any Subsidiary; (ii) the loss of, or failure to secure or secure the reinstatement of, any Permit held or required by the Corporation or any Subsidiary; (iii) the creation, attachment or perfection of any Encumbrance with respect to any property or assets of the Corporation or any Subsidiary; (iv) the initiation of a Proceeding against the Corporation or any Subsidiary by any Governmental Body; (v) the effectiveness of any Legal Requirement that, in the judgment of the Board, is adverse to the Corporation or any Subsidiary or any portion of the business of the Corporation or any Subsidiary; or (vi) any circumstance or event giving rise to the right of any Governmental Body to require the sale, transfer, assignment or other disposition of any property, assets or rights owned or held directly or indirectly by the Corporation or any Subsidiary.

Article XIII

SECTION 13.01. Forum Selection Unless the Corporation, as authorized by the Board, consents in writing to the selection of one or more alternative forums, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Restated Certificate or Bylaws; or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensible parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

Article XIV

SECTION 14.01. Amendments to Article VII, Article XI and Article XIV. Notwithstanding anything to the contrary elsewhere contained in this Certificate of Incorporation, the affirmative vote of the holders of at least at least two-thirds of the combined voting power of all shares of Common Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, Article VII, Article XI and this Article XIV.